Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2004, except for the first paragraph of Note 13, as to which the date is March 1, 2004, relating to the financial statements and financial statement schedule of Ultralife Batteries, Inc., which appears in Ultralife Batteries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Rochester, New York
April 6, 2004